RULE NO. 424(b)(5)
                                                    REGISTRATION NO. 333-68747

P R O S P E C T U S
-------------------
                            Merrill Lynch & Co., Inc.

                             6 1/4% STRUCTURED YIELD
                            PRODUCT EXCHANGEABLE FOR
                            STOCK SM due July 1, 2001
                                  "STRYPES SM"
             Payable with Shares of Common Stock of IMC Global Inc.
                         or an equivalent amount in cash
                             ---------------------

         Merrill  Lynch  &  Co.,   Merrill   Lynch,   Pierce,   Fenner  &  Smith
Incorporated, our wholly-owned subsidiary, will use this prospectus when making offers and sales related to market-making transactions in the STRYPES.

         The issue price of each STRYPES was $38.25, which was the last sale price of one share of common stock, par value $1.00 per share, of IMC on July 2, 1996, as reported on the New York Stock Exchange. The STRYPES will mature on July 1, 2001.

                   What you will receive before July 1, 2001:

o On each January 1, April 1, July 1 and October 1, beginning October 1, 1996, we will pay you interest on the STRYPES in cash at the rate of 6 1/4% per year.

o        We may not redeem the STRYPES at any time before July 1, 2001.

                     What you will receive on July 1, 2001:

o For each STRYPES you own, you will receive a percentage of each type of reference property or an equivalent amount in cash. The reference property will initially be one share of common stock of IMC, which may be adjusted before July 1, 2001. The adjustments that may be made to the reference property are more fully described in this prospectus.

If the value of the reference property is:           You will receive:

(a)  greater  than or equal to  $46.28               82.65%  of each  type of  reference property
(b) less than $46.28 but greater than $38.25         a percentage  of each type of reference
                                                     property equal to $38.25
(c)   less than or equal to $38.25                   100% of each type of reference property

      Investing in the STRYPES involves risks, including the risk that your investment may result in a loss. See "Risk Factors" beginning on page 3.

         The STRYPES are listed on the NYSE under the symbol "IGL".

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The sale price of the STRYPES will be the prevailing price at the time of sale.
                           ---------------------------

                               Merrill Lynch & Co.

                          ----------------------------

                  The date of this prospectus is June 24, 1999.


"STRYPES" and "Structured Yield Product Exchangeable for Stock" are registered service marks owned by ML&Co.




                                TABLE OF CONTENTS

RISK FACTORS.................................................................3
MERRILL LYNCH & CO., INC.....................................................7
RATIO OF EARNINGS TO FIXED CHARGES...........................................8
IMC GLOBAL INC...............................................................9
DESCRIPTION OF THE STRYPES...................................................9
OTHER TERMS.................................................................17
CERTAIN ARRANGEMENTS WITH GVI...............................................20
WHERE YOU CAN FIND MORE INFORMATION.........................................21
INCORPORATION OF INFORMATION WE FILE WITH THE SEC...........................21
PLAN OF DISTRIBUTION........................................................22
EXPERTS.....................................................................22



                                  RISK FACTORS

         Your investment in the STRYPES will involve risks. You should carefully consider the following discussion of risks before investing in the STRYPES. In addition, you should reach an investment decision with regard to the STRYPES only after consulting with your legal and tax advisors and considering the suitability of the STRYPES in the light of your particular circumstances.

You may suffer a loss on your investment

         You should be aware that at maturity the amount you will receive may be less than the amount you paid for the STRYPES, which was $38.25 per STRYPES. If the value of the reference property is less than $38.25, the amount you will receive will be less than the amount you paid for the STRYPES and, therefore, your investment in the STRYPES will result in a loss to you. When you invest in the STRYPES, you assume the risk that the market value of the reference property may decline, and that the decline could be substantial. You should review the prospectus of IMC, which is attached to this prospectus. The prospectus of IMC describes the shares of common stock of IMC, including the preferred stock purchase rights associated with the shares, that you may receive as a holder of the STRYPES on the maturity date.

Your investment in the STRYPES may differ from an investment in other debt securities

         The terms of the STRYPES differ from those of ordinary debt securities because the value of the reference property or the equivalent amount in cash that you will receive on the maturity date is not fixed, but is based on the value of the reference property. Please review the section entitled "Description of the STRYPES".

There may be a limited opportunity for equity appreciation

         Your opportunity for equity appreciation may be greater if you made a direct investment in the common stock of IMC because the value of the reference property is subject to market fluctuations. The amount you will receive on the maturity date will only exceed the amount you paid for the STRYPES, which was $38.25 per STRYPES, if the value of the reference property exceeds the threshold appreciation price of $46.28. The threshold appreciation price of $46.28 represents an appreciation of 21% over the initial price of $38.25. In addition, you will only be entitled to receive on the maturity date 82.65%, which is the percentage equal to the initial price of $38.25 divided by the threshold appreciation price of $46.28, of any appreciation of the value of the reference property in excess of the threshold appreciation price of $46.28. Please review the section entitled "Description of the STRYPES".

There are many factors affecting the trading prices of the STRYPES

         The trading prices of the STRYPES in the secondary market will be directly affected by the trading prices of the common stock of IMC in the secondary market. It is impossible to predict whether the price of the common stock of IMC will rise or fall because several factors may influence the trading prices of the common stock of IMC. These factors include:

o        IMC's operating results and prospects;

o complex and interrelated political, economic, financial and other factors and market conditions that can affect (1) the capital markets generally, (2) the market segment of which IMC is a part, or (3) the NYSE, on which the common stock of IMC is traded, including the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of the common stock of IMC in the market subsequent to the offering of the STRYPES or the perception that these sales could occur; and

o        other events that are difficult to predict and are beyond our control.

Investing in the STRYPES may affect the market for the common stock of IMC

         Any market that develops for the STRYPES is likely to influence and be influenced by the market for common stock of IMC. For example, the price of common stock of IMC could become more volatile and could be depressed

o by investors' anticipation of the potential distribution into the market of substantial amounts of common stock of IMC on the maturity date,

o by possible sales of common stock of IMC by investors who view the STRYPES as a more attractive means of equity participation in IMC, and

o        by  hedging  or  arbitrage   trading  activity  that  may  develop
         involving the STRYPES and the common stock of IMC.

There may be illiquidity of the STRYPES in the secondary market

         It is not possible to predict how the STRYPES will trade in the secondary market or whether the secondary market for the STRYPES will be liquid or illiquid. The STRYPES are novel securities and there is currently no secondary market for the STRYPES. Although the STRYPES are listed on the NYSE under the symbol "IGL", you cannot assume (1) that an active trading market for the STRYPES will develop, (2) that listing on the NYSE will provide you with liquidity of investment, (3) that the STRYPES will not later be delisted or (4) that trading of the STRYPES on the NYSE will not be suspended. If the NYSE delists the STRYPES or suspends the trading of the STRYPES, we will apply for listing of the STRYPES on another national securities exchange or for quotation on another trading market. If the STRYPES are not listed or traded on any securities exchange or trading market, or if trading of the STRYPES is suspended, pricing information for the STRYPES may be more difficult to obtain and the liquidity of the STRYPES may be adversely affected.

As a holder of STRYPES, you have no stockholder's rights with respect to the common stock of IMC or the reference property

         You will not be entitled to any rights, including voting rights and rights to receive any dividends, interest or other distributions, with respect to the common stock of IMC or the reference property until we have delivered the reference property on the maturity date. In addition, you will not be entitled to any rights if the applicable record date for the exercise of any rights occurs before we deliver the reference property. For example, if an amendment is proposed to the restated certificate of incorporation of IMC and the record date for determining the stockholders of record entitled to vote on the amendment occurs before we deliver the reference property, you, as a holder of the STRYPES, will not be entitled to vote on the proposed amendment.

IMC has no obligations with respect to the STRYPES

         We are not affiliated with IMC. IMC has no obligations with respect to the STRYPES or amounts to be paid to you, including any obligation to take our needs or yours, as a holder of the STRYPES, into consideration for any reason. IMC will not receive any of the proceeds of this offering of the STRYPES. IMC is not responsible for, and has not participated in, the determination of the timing of, prices for or quantities of the STRYPES to be issued, or the determination or calculation of the amount receivable by holders of the STRYPES on the maturity date. In addition, IMC is not involved with the administration or trading of the STRYPES.

There may be a dilution of common stock of IMC

         The reference property or the equivalent amount of cash that you are entitled to receive on the maturity date is subject to adjustment for events such as:

o a merger or consolidation in which IMC is not the surviving or resulting corporation,

o        the liquidation, dissolution, winding up or bankruptcy of IMC,

o        stock splits and combinations, stock dividends, and

o        other actions of IMC that modify its capital structure.

Please review the section entitled "Description of the STRYPES--Reference Property Adjustments".

         The reference property or equivalent amount of cash that you may receive on the maturity date will not be adjusted for other events, such as offerings of common stock of IMC for cash or in connection with acquisitions. IMC is not restricted from issuing additional shares of common stock of IMC during the term of the STRYPES and has no obligation to consider the interests of the holders of the STRYPES for any reason. Additional issuances may materially and adversely affect the price of the common stock of IMC. Because of the relationship of the amount of the reference property or cash to be received on maturity to the price of the common stock of IMC, other events may adversely affect the trading price of the STRYPES.

The tax treatment of STRYPES is uncertain

         Because of an absence of authority as to the proper characterization of the STRYPES, their ultimate tax treatment is uncertain. Accordingly, you cannot assume that any particular characterization and treatment of the STRYPES will be accepted by the Internal Revenue Service or upheld by a court. However, it is the opinion of Brown & Wood LLP, counsel to ML&Co., that the characterization and tax treatment of the STRYPES described in this prospectus, while not the only reasonable characterization and tax treatment, is based on reasonable interpretations of law currently in effect and, even if successfully challenged by the IRS, will not result in the imposition of penalties.

         The 1983 indenture, which is more fully described in this prospectus, will require that if you are subject to U.S. Federal income tax, that you include currently in income, for U.S. Federal income tax purposes, payments denominated as interest that are made with respect to a STRYPES in accordance with your regular method of tax accounting. The 1983 indenture also requires ML&Co. and holders to treat each STRYPES for tax purposes as a unit consisting of:

o a debt instrument with a fixed principal amount unconditionally payable on the maturity date equal to the issue price of the STRYPES and bearing interest at the stated interest rate on the STRYPES, and

o a forward purchase contract under which you agree to use the principal payment due on the debt instrument to purchase on the maturity date the reference property which ML&Co. is obligated under the STRYPES to deliver at that time, subject to ML&Co.'s right to deliver cash instead of the reference property.

The 1983 indenture also requires that upon the acquisition of a STRYPES and upon your sale or other disposition of a STRYPES before the maturity date, the amount paid or realized by you be allocated between the debt instrument and the forward purchase contract based upon their relative fair market values, as determined on the date of acquisition or disposition. For these purposes, with respect to acquisitions of STRYPES in connection with the original issuance of the STRYPES, ML&Co. and you agree to allocate $37.045 of the entire initial purchase price of a STRYPES to the debt instrument and to allocate the remaining $1.205 of the entire initial purchase price of a STRYPES to the forward purchase contract. As a result of this allocation, the debt instrument will be treated as having been issued with original issue discount for U.S. Federal income tax purposes.

         The appropriate character and timing of income, gain or loss to be recognized on a STRYPES is uncertain. You should consult your own tax adviser concerning the application of the U.S. federal income tax laws to your particular situation and any consequences of the purchase, ownership and disposition of the STRYPES arising under the laws of any other taxing jurisdiction.

Our holding company structure may affect your right to participate in any distribution of assets of any subsidiary

         Since  we are a  holding  company,  our  right  and  the  right  of our creditors, including you, as a holder of STRYPES, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent a bankruptcy court may recognize our claims as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to us are restricted by net capital requirements under the Exchange Act and under rules of exchanges and other regulatory bodies.


                            MERRILL LYNCH & CO., INC.

         We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management L.P. and Merrill Lynch Mercury Asset Management, provides investment, financing, advisory, insurance, and related products on a global basis, including:

o        securities brokerage, trading and underwriting;

o investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

o asset management and other investment advisory and recordkeeping services;

o trading and brokerage of swaps, options, forwards, futures and other derivatives;

o        securities clearance services;

o        equity, debt and economic research;

o banking, trust and lending services, including mortgage lending and related services; and

o        insurance sales and underwriting services.

         We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

         Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is
(212) 449-1000.

         If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

         In this prospectus, references to "ML&Co.", "we", "us" and "our" refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of the STRYPES described in this prospectus.


                       RATIO OF EARNINGS TO FIXED CHARGES

         In 1998, we acquired the outstanding shares of Midland Walwyn Inc., in a transaction accounted for as a pooling-of-interests. The following information for the fiscal years 1994 through 1997 has been restated as if the two entities had always been combined.

         The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:


                                                                                          For the Three
                                                 Year Ended Last Friday in December        Months Ended
                                               1994    1995     1996     1997     1998    March 26, 1999
                                               ----    ----     ----     ----     ----    --------------
Ratio of earnings to fixed charges(a)........  1.2      1.2      1.2      1.2     1.1          1.3

----------
(a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1994 through 1997.

         For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                                 IMC GLOBAL INC.

         IMC is one of the world's leading producers of crop nutrients for the international agricultural community. It is also one of the largest distributors in the United States of crop nutrients and related products through its retail and wholesale distribution networks. IMC mines, processes and distributes potash in the United States and Canada, and is a joint venture partner in IMC-Agrico Company, a leading producer, marketer and distributor of phosphate crop nutrients and a leading producer and marketer of animal feed ingredients. IMC's retail distribution network, which extends principally to corn and soybean farmers in the Midwestern and Southeastern United States, is one of the largest distributors of crop nutrients and related products in the United States. IMC also manufactures nitrogen-based and other high-value crop nutrients which are marketed on a wholesale basis principally in the Midwestern and Southeastern United States. In addition, IMC sells specialty lawn and garden, turf, and nursery products on a national basis and ice-melter products in the Midwest and Eastern snow-belt states.

         IMC is subject to the informational requirements of the Exchange Act. Accordingly, IMC files reports, proxy and information statements and other information with the SEC. Copies of these materials can be inspected and copied at the public reference facilities maintained by the SEC at the addresses specified under "Where You Can Find More Information". Reports, proxy and information statements and other information concerning IMC may also be inspected at the offices of the NYSE.

         ML&Co. is not affiliated with IMC, and IMC has no obligations with respect to the STRYPES. This prospectus relates only to the STRYPES offered hereby and does not relate to IMC or the common stock of IMC. IMC has filed a registration statement on Form S-3 with the SEC covering the shares of common stock of IMC that may be received by a holder of STRYPES on the maturity date. The prospectus of IMC constituting a part of the registration statement includes information relating to IMC and the common stock of IMC, including risk factors relevant to an investment in the common stock of IMC. The prospectus of IMC does not constitute a part of this prospectus, nor is it incorporated by reference herein.

                           DESCRIPTION OF THE STRYPES

         ML&Co. issued the STRYPES as a series of senior debt securities under the 1983 indenture, which is more fully described in this prospectus. The following summary of material provisions of the 1983 indenture does not purport to be complete and is qualified in its entirety by reference to the 1983 indenture. A copy of the 1983 indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

         Each STRYPES, was issued at a price of $38.25 (the "Initial Price"), bears interest at the rate of 61/4% of the issue price per annum, or $2.3908 per annum, from July 9, 1996, or from the most recent Interest Payment Date to which interest has been paid or provided for, until the maturity date or the earlier date on which the STRYPES are repaid under the terms of the STRYPES. Interest on the STRYPES is payable in cash quarterly in arrears on January 1, April 1, July 1 and October 1, beginning October 1, 1996, and on the maturity date (each, an "Interest Payment Date"), to the persons in whose names the STRYPES are registered at the close of business on the fifteenth calendar day, whether or not a Business Day, immediately preceding the Interest Payment Date. Interest on the STRYPES will be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on the Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, and no additional interest will accrue as a result of the delayed payment.

         The maturity date of the STRYPES is July 1, 2001. On the maturity date, ML&Co. will pay and discharge each STRYPES by delivering to the holder of the STRYPES a percentage of each type of Reference Property determined in accordance with the formula described below. ML&Co. will have the right to deliver, with respect to all, but not less than all, Reference Property deliverable on the maturity date, cash with an equal value.

(a) If the Reference Property Value (as defined below) is greater than or equal to $46.28 (the "Threshold Appreciation Price"), the holder of the STRYPES will receive 82.65% of each type of Reference Property;

(b)           If the  Reference  Property  Value  is  less  than  the  Threshold
              Appreciation Price but is greater than the Initial Price, the holder of the STRYPES will receive a percentage of each type of Reference Property, allocated as proportionately as practicable, so that the aggregate value of the Reference Property is equal to the Initial Price; and

(c) If the Reference Property Value is less than or equal to the Initial Price, the holder of the STRYPES will receive 100% of each type of Reference Property.

Accordingly, there can be no assurance that the amount receivable by holders of the STRYPES on the maturity date will be equal to or greater than the issue price of the STRYPES. If the Reference Property Value is less than the Initial Price, the amount receivable on the maturity date will be less than the issue price paid for the STRYPES, in which case an investment in STRYPES will result in a loss.

         Notwithstanding the foregoing, ML&Co. may, in lieu of delivering the applicable percentage of each type of Reference Property, deliver cash in an amount equal to the sum of

(a) for any portion of the Reference Property consisting of cash that is otherwise deliverable on the maturity date, the amount of cash, without interest thereon,

(b) for any portion of the Reference Property consisting of property other than cash or Reference Securities that is otherwise deliverable on the maturity date, the fair market value, as determined by a nationally recognized independent investment banking firm retained for this purpose by ML&Co., as of the third Trading Day preceding the maturity date of the property, and

(c)           for  any  portion  of  the  Reference  Property  consisting  of  a
              Reference   Security   (as  defined   below)  that  is   otherwise
              deliverable on the maturity date, except as described under "Reference Property Adjustments" below, an amount equal to the average Closing Price (as defined below) per unit of the Reference Security on the 20 Trading Days immediately before, but not including, the second Trading Day preceding the maturity date multiplied by the number of units of the Reference Security constituting part of the Reference Property, subject to ML&Co.'s agreement contained in the Purchase Agreement to deliver on the maturity date the form of consideration that the ML&Co.
              Subsidiary (as defined below) receives from GVI.

The right to deliver cash, if exercised by ML&Co., must be exercised with respect to all Reference Property otherwise deliverable on the maturity date in payment of all outstanding STRYPES. On or before the sixth Business Day before the maturity date, ML&Co. will notify The Depository Trust Company and the trustee and publish a notice in The Wall Street Journal or another daily newspaper of national circulation stating whether the STRYPES will be paid and discharged by delivery of the applicable percentage of each type of Reference Property or cash. At the time the notice is published, the Reference Property Value will not have been determined. If ML&Co. elects to deliver Reference Property, holders of the STRYPES will be responsible for the payment of any and all brokerage costs upon the subsequent sale of Reference Property.

         The term "Reference Property" initially means one share of common stock of IMC and shall be subject to adjustment from time to time before the maturity date to reflect the addition or substitution of any cash, securities and/or other property resulting from the application of the adjustment provisions described herein. See "--Reference Property Adjustments" below. The term "Reference Security" means, at any time, any security (as defined in Section 2(1) of the Securities Act) then constituting part of the Reference Property. The term "Reference Property Value" means, subject to the adjustment provisions described below, the sum of

(a) for any portion of the Reference Property consisting of cash, the amount of cash,

(b) for any portion of the Reference Property consisting of property other than cash or Reference Securities, the fair market value, which will be determined by a nationally recognized independent investment banking firm retained for this purpose by ML&Co., as of the third Trading Day preceding the maturity date of the property, and

(c) for any portion of the Reference Property consisting of a Reference Security, an amount equal to the average Closing Price per unit of the Reference Security on the 20 Trading Days immediately before, but not including, the second Trading Day preceding the maturity date multiplied by the number of units of the Reference Security constituting part of the Reference Property.

         The  "Closing  Price"  of  any  Reference   Security  on  any  date  of
determination means (1) the closing sale price or, if no closing price is reported, the last reported sale price of the Reference Security on the NYSE on the date of determination or, (2) if the Reference Security is not listed for trading on the NYSE on any date, as reported in the composite transactions for the principal United States securities exchange on which the Reference Security is so listed, or (3) if the Reference Security is not so listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or (4) if the Reference Security is not so reported, the last quoted bid price for the Reference Security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or (5) if a bid price is not available, the market value of the Reference Security on a date as determined by a nationally recognized independent investment banking firm retained for this purpose by ML&Co.

         A "Trading Day" is defined as a day on which the Reference Security the Closing Price of which is being determined (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Reference Security.

         For illustrative purposes only, the following table shows the number of shares of common stock of IMC or the amount of cash that a holder of STRYPES would receive for each STRYPES at various Reference Property Values. The table assumes that there will be no Reference Property adjustments as described below and, accordingly, that on the maturity date the Reference Property will consist of one share of common stock of IMC. There can be no assurance that the Reference Property Value will be within the range set forth below. Given the Initial Price of $38.25 and the Threshold Appreciation Price of $46.28, a STRYPES holder would receive on the maturity date the following number of shares of common stock of IMC per STRYPES or, if ML&Co. elects to pay and discharge the STRYPES with cash, the amount of cash per STRYPES:


 Reference                      Number of Shares
  Property                        of IMC Common               Amount
   Value                              Stock                   of Cash
 ---------                       --------------             ------------
  $ 35.00                            1.0000                   $35.00
    38.25                            1.0000                    38.25
    42.00                            0.9107                    38.25
    46.28                            0.8265                    38.25
    50.00                            0.8265                    41.33


Reference Property Adjustments

         The Reference Property is subject to adjustment if an issuer of a Reference Security shall:

(1) subdivide or split the outstanding units of the Reference Security into a greater number of units;

(2) combine the outstanding units of the Reference Security into a smaller number of units;

(3) issue by reclassification of units of the Reference Security any units of another security of the issuer;

(4) issue rights or warrants to all holders of the Reference Security entitling them, for a period expiring before the fifteenth calendar day following the maturity date, to subscribe for or purchase any of its securities or other property, other than rights to purchase units of the Reference Security pursuant to a plan for the reinvestment of dividends or interest; or

(5) pay a dividend or make a distribution to all holders of the Reference Security of cash, securities or other property, excluding any cash dividend on any Reference Security consisting of capital stock that does not constitute an Extraordinary Cash Dividend (as defined below), excluding any payment of interest on any Reference Security consisting of an evidence of indebtedness and excluding any dividend or distribution referred to in clause (1), (2), (3) or (4) above), or issue to all holders of the Reference Security rights or warrants to subscribe for or purchase any of its securities or other property (other than those referred to in clause (4) above). Any of the foregoing cash, securities or other property or rights or warrants are referred to in this prospectus as the "Distributed Assets".

In the case of the events referred to in clauses (1), (2) and (3) above, the Reference Property shall be adjusted to include the number of units of the
Reference Security and/or other security of the issuer which a holder of units of the Reference Security would have owned or been entitled to receive immediately following any event had a holder held, immediately before the event, the number of units of the Reference Security constituting part of the Reference Property immediately before the event. Each adjustment shall become effective immediately after the effective date for subdivision, split, combination or reclassification, as the case may be. Each adjustment shall be made successively.

         In the case of the event referred to in clause (4) above, the Reference Property shall be adjusted to include an amount in cash equal to the fair market value, which shall be determined in the manner described below, as of the fifth Business Day, except as provided below, following the date on which rights or warrants are received by securityholders entitled thereto (the "Receipt Date"), of each right or warrant multiplied by the product of (A) the number of rights or warrants issued for each unit of the Reference Security and (B) the number of units of the Reference Security constituting part of the Reference Property on the date of issuance of the rights or warrants, immediately before issuance, without interest thereon. For purposes of the foregoing, the fair market value of each right or warrant shall be the quotient of

         (1) the highest net bid, as of approximately 10:00 A.M., New York City time, on the fifth Business Day following the Receipt Date for settlement three Business Days later, by a recognized securities dealer in The City of New York selected by or on behalf of ML&Co., from three or a fewer number of dealers as may be providing bids, recognized dealers selected by or on behalf of ML&Co., for the purchase by a quoting dealer of the number of rights or warrants (the "Aggregate Number") that a holder of the Reference Security would receive if the holder held, as of the record date for determination of stockholders entitled to receive rights or warrants, a number of units of the Reference Security equal to the product of

                  (A) the aggregate number of Outstanding STRYPES as of a record date and (B) the number of units of the Reference Security constituting part of the Reference Property, divided by

         (2)      the Aggregate Number.

         Each adjustment shall become effective on the fifth Business Day following the Receipt Date of the rights or warrants. If for any reason ML&Co. is unable to obtain the required bid on the fifth Business Day following the Receipt Date, it shall attempt to obtain the bid at successive intervals of three months and on the third Trading Day before the maturity date until it is able to obtain the required bid. From the date of issuance of the rights or warrants until the required bid is obtained, the Reference Property shall include the number of rights or warrants issued for each unit of the Reference Security multiplied by the number of units of the Reference Security constituting part of the Reference Property on the date of issuance of the rights or warrants, immediately before the issuance, and the rights or warrants constituting part of the Reference Property shall be deemed for all purposes hereof to have a fair market value of zero.

         In the case of the event referred to in clause (5) above, the Reference Property shall be adjusted to include, from and after a dividend, distribution or issuance, (a) in respect of that portion, if any, of the Distributed Assets consisting of cash, the amount of Distributed Assets consisting of cash received for each unit of the Reference Security multiplied by the number of units of the Reference Security constituting part of the Reference Property on the date of a dividend, distribution or issuance, immediately before a dividend, distribution or issuance, without interest thereon, plus (b) in respect of that portion, if any, of the Distributed Assets which are other than cash, the number or amount of each type of Distributed Assets other than cash received with respect to each unit of the Reference Security multiplied by the number of units of the Reference Security constituting part of the Reference Property on the date of a dividend, distribution or issuance, immediately before the dividend, distribution or issuance.

         An "Extraordinary Cash Dividend" means, with respect to any consecutive 12-month period, the amount, if any, by which the aggregate amount of all cash dividends on any Reference Security consisting of capital stock occurring in a 12-month period or, if the Reference Security was not outstanding at the commencement of the 12-month period, occurring in a shorter period during which the Reference Security was outstanding, exceeds on a per share basis 12% of the average of the Closing Prices per share of the Reference Security over a 12-month period or a shorter period during which the Reference Security was outstanding; provided that, for purposes of this definition, the amount of cash dividends paid on a per share basis will be appropriately adjusted to reflect the occurrence during the period of any stock dividend or distribution of shares of capital stock of the issuer of the Reference Security or any subdivision, split, combination or reclassification of shares of the Reference Security.

         In the event of a "Reorganization Event", which is

(A) any consolidation or merger of an issuer of a Reference Security with or into another entity, except for a merger or consolidation in which the issuer is the continuing corporation and in which the Reference Security outstanding immediately before the merger or consolidation is not exchanged for cash, securities or other property of the issuer or another entity,

(B) any statutory exchange of securities of an issuer of a Reference Security with another entity, except in connection with a merger or acquisition, or

(C) any liquidation, dissolution, winding up or bankruptcy of an issuer of a Reference Security, excluding any distribution in the event referred to in clause (5) above,

the Reference Property shall be adjusted to include, from and after the effective date for a Reorganization Event, in lieu of the number of units of the Reference Security constituting part of the Reference Property immediately before the effective date for a Reorganization Event, the amount or number of any cash, securities and/or other property owned or received in a Reorganization Event with respect to each unit of the Reference Security multiplied by the number of units of the Reference Security constituting part of the Reference Property immediately before the effective date for a Reorganization Event.

         No adjustments will be made for other events, such as offerings of common stock of IMC by IMC for cash or in connection with acquisitions. Likewise, no adjustments will be made for any sales of common stock of IMC by GVI.

         ML&Co. is required, within ten Business Days following the occurrence of an event that requires an adjustment to the Reference Property (or if ML&Co. is not aware of the occurrence of an event, as soon as practicable after becoming so aware), to provide written notice to the trustee and to the holders of the STRYPES of the occurrence of an event and a statement in reasonable detail setting forth the amount or number of each type of Reference Security and other property then constituting part of the Reference Property.

Fractional Interests

         No fractional units of any Reference Security will be delivered if ML&Co. pays and discharges the STRYPES by delivering Reference Property. In lieu of any fractional unit otherwise deliverable in respect of all STRYPES of any holder on the maturity date, a holder shall be entitled to receive an amount in cash equal to the value of a fractional unit based on the average Closing Price per unit of the Reference Security on the 20 Trading Days immediately before, but not including, the second Trading Day preceding the maturity date.

         To the extent practicable, ML&Co. will deliver fractional interests of any Reference Property other than cash or a Reference Security if ML&Co. pays and discharges the STRYPES by delivering Reference Property. If a delivery of fractional interests is not practicable, in lieu of delivering any fractional interest otherwise deliverable in respect of all STRYPES to any holder on the maturity date, ML&Co. will deliver holder shall be entitled to receive an amount in cash equal to the value of the fractional interest based on the fair market value (as determined by a nationally recognized independent investment banking firm retained for this purpose by ML&Co.) as of the third Trading Day preceding the maturity date of the Reference Property other than cash or a Reference Security.

Redemption, Sinking Fund and Payment Before Maturity

         The STRYPES are not subject to redemption by ML&Co. before the maturity date and do not contain sinking fund or other mandatory redemption provisions. The STRYPES are not subject to payment before the maturity date at the option of the holder.

Ranking

         The STRYPES are unsecured obligations and will rank equally with all other unsecured and unsubordinated indebtedness of ML&Co.

         There are no contractual restrictions on the ability of ML&Co. or its subsidiaries to incur additional secured or unsecured debt. However, borrowings by certain subsidiaries, including MLPF&S, are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Purchase Agreement

         GVI is obligated, under the Purchase Agreement described in "Certain Arrangements with GVI", to deliver to the ML&Co. Subsidiary (as defined below) immediately before the maturity date the Reference Property required by ML&Co. to pay and discharge all of the STRYPES, including any STRYPES issued pursuant to the over-allotment option granted by ML&Co. to MLPF&S. In lieu of delivering the Reference Property immediately before the maturity date, GVI has the right to satisfy its obligation under the Purchase Agreement by delivering cash in an amount equal to the value of the Reference Property immediately before the maturity date. The right to deliver cash, if exercised by GVI, must be exercised with respect to all of the Reference Property deliverable under the Purchase Agreement.

Securities Depository

         Description of the Global Securities

         The STRYPES are represented by one or more fully registered global securities. Each global security has been deposited with, or on behalf of, The Depository Trust Company or DTC (DTC, together with any successor thereto, being a "depositary"), as depositary, registered in the name of Cede & Co. (DTC's partnership nominee). Unless and until it is exchanged in whole or in part for STRYPES in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor.

         So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the STRYPES represented by a global security for all purposes under the 1983 indenture. Except as provided below, the beneficial owners of the STRYPES represented by a global security are not entitled to have the STRYPES represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the STRYPES in definitive form and are not considered the owners or holders thereof under the 1983 indenture, including for purposes of receiving any reports delivered by ML&Co. or the trustee under the 1983 indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if the person is not a participant of DTC on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the 1983 indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the 1983 indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take action, and those participants would authorize beneficial owners owning through such participants to give or take action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         DTC Procedures

         The following is based on information furnished by DTC:

         DTC is the securities depositary for the STRYPES. The STRYPES have been issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered global securities have been issued for the STRYPES in the aggregate principal amount of such issue, and has been deposited with DTC.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX and the National Association of Securities Dealers, Inc. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

         Purchases of STRYPES under DTC's system must be made by or through direct participants, which will receive a credit for the STRYPES on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owner entered into the transaction. Transfers of ownership interests in the STRYPES are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

         To facilitate subsequent transfers, all STRYPES deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of STRYPES with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the STRYPES; DTC's records reflect only the identity of the direct participants to whose accounts such STRYPES are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Neither DTC nor Cede & Co. will consent or vote with respect to the STRYPES. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the STRYPES are credited on the record date.

         Principal, premium, if any, and/or interest, if any, payments on the STRYPES will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participant and not of DTC, the trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the trustee, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

         Exchange for Certificated Securities

         If

(a) the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by ML&Co. within 60 days,

(b) ML&Co. executes and delivers to the trustee a company order to the effect that the global securities shall be exchangeable, and

(c) an Event of Default under the 1983 indenture has occurred and is continuing with respect to the STRYPES,

the global securities will be exchangeable for STRYPES in definitive form of like tenor and of an equal aggregate principal amount. The definitive STRYPES will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global securities.

         In  addition,  ML&Co.  may decide to  discontinue  use of the system of
book-entry  transfers  through  the  depositary.   In  that  event,  STRYPES  in
definitive form will be printed and delivered.

         The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.

Governing Law

         The 1983 indenture and the STRYPES will be governed by, and construed in accordance with, the laws of the State of New York.

Listing

         The STRYPES have been listed on the NYSE under the symbol "IGL".

                                   OTHER TERMS

         ML&Co. issued the STRYPES as a series of senior debt securities under the 1983 indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee. A copy of the 1983 indenture is filed as an exhibit to the registration statement relating to the STRYPES of which this prospectus is a part. The following summaries of the material provisions of the 1983 indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 indenture, including the definitions of terms in the 1983 indenture.

         ML&Co. may issue series of senior debt securities from time to time under the 1983 indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 indenture.

         The 1983 indenture and the STRYPES are governed by and construed in accordance with the laws of the State of New York.

         ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

         The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that a bankruptcy court may recognize claims of ML&Co. itself as a creditor of the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations Upon Liens

         ML&Co. may not, and may not permit any majority-owned subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any majority-owned subsidiary, other than a majority-owned subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

         "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

         ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary.

         "Controlled Subsidiary" is defined in the 1983 indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

         In addition, ML&Co. may not permit MLPF&S to:

o merge or consolidate, unless the surviving company is a Controlled Subsidiary, or

o convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

         ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

o the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

        o pay any amounts due and payable or deliverable with respect to all the Senior Debt Securities; and

        o perform and observe all of ML&Co.'s obligations under the 1983 indenture, and

o ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 indenture.

Modification and Waiver

         ML&Co. and the trustee may modify and amend the 1983 indenture with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of debt securities affected. However, without the consent of each holder of any outstanding debt security affected, no amendment or modification to any indenture may:

o change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption, or change the redemption price;

o reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

o change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

o impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

o reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 indenture; or

o modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

         No modification or amendment of ML&Co.'s Subordinated indenture or any Subsequent indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s senior indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the 1983 indenture and waive compliance by ML&Co. with provisions in the 1983 indenture, except as described under "--Events of Default".

Events of Default

         Each of the following will be Events of Default with respect to senior debt securities of any series:

o default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

o        default in the payment of any principal or premium when due;

o        default in the deposit of any sinking fund payment, when due;
o        default  in the  performance  of any  other  obligation  of ML&Co.
         contained in the 1983 indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 indenture;

o specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

o any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 indenture.

If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the trustee has obtained a judgment or decree for payment of money, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

         The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of that series may waive any Event of Default with respect to that series, except a default:

o in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

o in respect of an obligation or provision of any indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

         The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 indenture. Before proceeding to exercise any right or power under the 1983 indenture at the direction of the holders, the trustee shall be entitled to receive from the holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

         The STRYPES and other series of senior debt securities issued under the 1983 indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

         ML&Co. is required to furnish to the trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 indenture.

                          CERTAIN ARRANGEMENTS WITH GVI

         ML&Co., Merrill Lynch Mortgage Capital Inc., our wholly-owned subsidiary (the "ML&Co. Subsidiary"), and GVI have entered into a purchase agreement (the "Purchase Agreement"). Under the Purchase Agreement, GVI is obligated to deliver to the ML&Co. Subsidiary immediately before the maturity date the Reference Property required by ML&Co. to pay and discharge all of the STRYPES. In lieu of delivering the Reference Property immediately before the maturity date, GVI has the right to satisfy its obligation under the Purchase Agreement by delivering cash in an amount equal to the value of the Reference Property immediately before the maturity date. The right to deliver cash, if exercised by GVI, must be exercised with respect to all of the Reference Property deliverable under the Purchase Agreement. Under the Purchase Agreement, ML&Co. has agreed to pay and discharge the STRYPES by delivering to the holders of the STRYPES on the maturity date the form of consideration that the ML&Co. Subsidiary receives from GVI. The consideration to be paid by the ML&Co. Subsidiary under the Purchase Agreement is $153,382,017 in the aggregate, which was paid to GVI on July 9, 1996. No other consideration is payable by the ML&Co. Subsidiary to GVI in connection with its acquisition of the Reference Property under the Purchase Agreement or the performance of the Purchase Agreement by GVI. ML&Co. has agreed with GVI that, without the prior consent of GVI, it will not amend the 1983 indenture in any respect that would adversely affect any obligation of GVI under the Purchase Agreement, including, without limitation, increasing the consideration that GVI is obligated to deliver under the Purchase Agreement.

         Until such time, if any, as GVI shall have delivered the Reference Property to the ML&Co. Subsidiary under the terms of the Purchase Agreement, GVI will retain all ownership rights with respect to the Reference Property held by it (including, without limitation, voting rights and rights to receive any dividends, interest or other distributions in respect thereof).

         GVI has no obligations with respect to the STRYPES or amounts to be paid to holders of the STRYPES, including any obligation to take our needs or yours, as holders of the STRYPES, into consideration in determining whether to deliver the Reference Property or cash or for any other reason. The Purchase Agreement among ML&Co., the ML&Co. Subsidiary and GVI is a commercial transaction and does not create any rights in, or for the benefit of, any holder of STRYPES.

         In the event GVI does not perform under the Purchase Agreement, ML&Co. will be required to otherwise acquire the Reference Property for delivery to the holders of the STRYPES on the maturity date, unless it elects to exercise its option to deliver cash with an equal value.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         We have filed a registration statement on Form S-3 with the SEC covering the STRYPES and other securities. For further information on ML&Co. and the STRYPES, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

         The SEC allows us to incorporate by reference the information we file with them, which means:

o        incorporated documents are considered part of the prospectus;

o we can disclose important information to you by referring you to those documents; and

o information that we file with the SEC will automatically update and supersede this incorporated information.

         We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

o        annual report on Form 10-K for the year ended December 25, 1998;

o        quarterly report on Form 10-Q for the period ended March 26, 1999; and

o current reports on Form 8-K dated December 28, 1998, January 19, 1999, February 17, 1999, February 18, 1999, February 22, 1999,
         February 23, 1999, March 26, 1999, April 13, 1999, April 19, 1999,
         May 26, 1999, May 28, 1999 and June 1, 1999.

         We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed:

o        reports filed under Sections 13(a) and (c) of the Exchange Act;

o        definitive proxy or information  statements filed under Section 14
         of  the   Exchange   Act  in   connection   with  any   subsequent
         stockholders' meeting; and

o        any reports filed under Section 15(d) of the Exchange Act.

         You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

         You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

         You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                              PLAN OF DISTRIBUTION

         This prospectus has been prepared in connection with secondary sales of the STRYPES and is to be used by MLPF&S when making offers and sales related to market-making transactions in the STRYPES.

         MLPF&S  may  act  as   principal   or  agent  in  these   market-making
transactions.

         The STRYPES may be offered on the NYSE or off the exchange in negotiated transactions or otherwise.

         The distribution of the STRYPES will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                     EXPERTS

         The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method for certain internal-use software development costs), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.